EXHIBIT 99

First Franklin Corporation

4750 Ashwood Drive P.O. Box 415739

Cincinnati, Ohio 45241 (513) 469-8000 Fax (513) 469-5360

April 9, 2010

Mr. John C. Lame
Lenox Wealth Management, Inc.
8044 Montgomery Road, Suite 480
Cincinnati, OH 45236

Dear John:

I am responding to your letter of April 5, 2010.

As you might imagine, the first few days in my new position have been very busy. Nevertheless, I wanted to promptly respond to your letter.

We disagree with your assertion that First Franklin failed to respond appropriately to Lenox’s books and records request, and I was disappointed that, having waited almost two weeks to bring your issue to our attention, you decided that the best way to communicate was to publicly threaten litigation.

John, to resolve this matter without further delay, give us a list of the specific items you feel you are entitled to receive. I assure you that First Franklin will provide a timely response.

I am happy to communicate with you directly; although it may be more expeditious to have your attorneys contact Jason Hodges.

Sincerely,

/s/ John J. Kuntz
John J. Kuntz
Chairman

cc:	Terri R. Abare, Vorys, Sater, Seymour and Pease Jason Hodges, Vorys, Sater, Seymour and Pease Raymond J. DiCamillo, Richards, Layton & Finger